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EXHIBIT 23.1

          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements on Forms S-8 (Nos. 333-92181, 333-46456 and 333-69832) of ConectiSys
Corporation and subsidiaries of our report dated December 14, 2004 appearing in this Annual Report on Form 10-KSB of ConectiSys Corporation and subsidiaries for the year ended September 30, 2004.

/s/ HURLEY & COMPANY
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Granada Hills, California
January 26, 2005